Number: 70974

Certificate

of

Change of Name

Company Act

I Hereby Certify that

LIMA GOLD CORPORATION

has this day changed its name to

INTERNATIONAL LIMA RESOURCES CORP.

Issued under my hand at Victoria, British Columbia

on September 21, 1999

JOHN S. POWELL

Registrar of Companies

Province of British Columbia

Canada